                                                                    Exhibit 3.70


               State of Missouri ... Office of Secretary of State

                           ARTICLES OF INCORPORATION
                 (TO BE SUBMITTED IN DUPLICATE BY AN ATTORNEY)

HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO. 65102


     The undersigned natural person(s) of the age of twenty-one years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:



                                  ARTICLE ONE

     The name of the corporation is:       Research Seeds, Inc.
                                    -------------------------------------------


                                  ARTICLE TWO

     The address, including street and number, if any, of the corporation's initial registered office in this state is

     5908 N. Euclid, Kansas City, Missouri 64118
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and the name of its initial registered agent at such address is:  G. Romero
                                                                 --------------

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                                 ARTICLE THREE

     The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be: 50,000 shares of $10.00 par value common capital stock.


     The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of
the shares of each class are as follows:   The authorized shares shall be
composed of 37,500 shares of Class A common stock and 12,500 shares of Class B common stock. Class A shares and Class B shares shall have equal standing and there shall be no priority between them, except that Class B shares shall not be permitted to participate in earnings and profits of the corporation and shall not be entitled to dividends or other distributions out of earnings, profits or earned surplus.

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                                  ARTICLE FOUR

     The number and class of shares to be issued before the corporation shall commence business, the consideration to be paid therefor and the capital with which the corporation will commence business are as follows:

                                                                      Par Value (or for shares
                                                                      without par value, show
                                           Consideration              amount of consideration
No. of Shares            Class               to be paid               paid which will be capital)

7,500                     A                 $75,000.00                 $10.00
2,500                     B                 $25,000.00                 $10.00


Following the issuance of said 10,000 shares, the holders of all common stock shall have preemptive rights to purchase any additional shares of stock of the corporation thereafter issued; provided, however, that the Class A common shares shall have such preemptive rights only in Class A common shares, and the Class B common shares shall have such preemptive rights only in Class B common shares.

The name and place of residence of each incorporator is as follows:

     Name                     Street                        City

Robert L. Thedinger      4006 Homestead Drive          Prairie Village, Kansas 66208

                                  ARTICLE SIX

The number of directors to constitute the board of directors is  five.
                                                                ------------
Class A shareholders shall be permitted to elect three of the directors and Class B shareholders shall be permitted to elect two of the directors.

                                 ARTICLE SEVEN

The duration of the corporation is      perpetual
                                   ----------------------------------

The corporation is formed for the following purposes:

     a) Purchasing, or otherwise acquiring, owning, holding, storing, encumbering, transporting, selling or otherwise disposing of personal property of every kind, nature and character, tangible and intangible.

     b) To act as agent, broker, representative, factor, contractor, or sub-contractor, in any manner or form.

     c) To design, apply for, register, obtain, purchase, lease or otherwise acquire, use and deal in patents, trademarks, trade names and copyrights.

     d) To transport, convey and deliver as a private or public carrier, all kinds and character of commodities for the company, or for others, and to do all things necessary, convenient or incidental thereto.

     e) To purchase, hold, sell, transfer, mortgage, pledge, assign and deal in shares of its own capital stock and of its own bonds or securities; or of the capital stock or other securities of any other corporation.

     f) To acquire by purchase or otherwise, and otherwise deal in the property rights, goodwill and assets of every kind and nature, and undertake, either in whole or in part, all liabilities of any person, firm or corporation; to take up any business as a going concern or otherwise, and to hold, maintain and operate the whole or any part thereof; and to exercise all of the powers necessary or convenient in or about the management of any business.

     g) To borrow and loan money, to issue notes and securities and other evidences of indebtedness.

     h) To have and enjoy and exercise any and all of the powers, rights and privileges which are now or which may be hereafter conferred upon corporations organized under the laws of the State of Missouri; and, in general, to carry on any business not contrary to the laws of the State of Missouri, and to do any and all of the things hereinbefore set forth to the same extent as natural persons could do.

     i) The Corporation need not carry out or engage in the pursuit of all of the foregoing purposes, but it shall be sufficient if at any time the Corporation is engaged in any one of more of such purposes.

     j) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except when otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

     SEE ATTACHED SHEETS FOR ARTICLES NINE, TEN, ELEVEN, TWELVE, AND THIRTEEN.

IN WITNESS WHEREOF, THESE ARTICLES OF INCORPORATION HAVE BEEN SIGNED THIS 12TH DAY OF MAY, 1970.

                                        /s/ Robert L. Thedinger
                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------

STATE OF MISSOURI        )
         ---------------- ss
COUNTY OF JACKSON        )
       ------------------

     I,       LAVETTA J. BOROWSKI                           , a notary public,
       ----------------------------------------------------

do hereby certify that on the 12th day of May, 1970, personally appeared
                              ----        ---    --

before me, Robert L. Thedinger (and                                         ,)
           -------------------      ----------------------------------------

who being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.



                                   /s/ Lavetta J. Borowski
                                       -------------------------------------
                                                   Notary Public



My commission expires April 6, 1973
                     --------    --

                                  ARTICLE NINE

     Any person upon becoming the owner or holder of any shares of stock or other securities issued by this Corporation, does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such person or such securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of Missouri or of the United States hereinafter adopted which have reference to or affect corporations, such securities or such persons in any way; and that the Corporation reserves the right to transact any business of the Corporation, to alter, amend or repeal these Articles of Incorporation or to do any other act or thing as authorized, permitted or allowed by such legislative enactments.

                                  ARTICLE TEN

     The private property of the shareholders of the Corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balances of subscriptions for shares.

                                 ARTICLE ELEVEN

     Each director or officer, or former director or officer of this Corporation, and his legal representatives, shall be indemnified by the Corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of any action, suit, proceeding or claim in which he is made a party by reason of his being or having been, such director or officer; and any person who, at the request of this Corporation, served as director or officer of another corporation in which this Corporation owned corporate stock and his legal representatives, shall, in like manner, be indemnified by this corporation provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been liable for willful neglect, or willful misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of any such action, suit, proceeding or claim asserted against such director or officer (including expenses, counsel fees, and costs, reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the officer or director involved was not guilty of willful neglect or willful misconduct, but in taking such action, any director involved shall not be qualified to vote thereon; and if for this reason a quorum of the Board cannot be obtained to vote on such matter, it shall be determined by a committee of three persons appointed by the shareholders at a duly-called special meeting or at a regular meeting. In determining whether or not a director or officer was guilty of willful neglect or willful misconduct in relation to any such matter, the Board of Directors, or committee appointed by shareholders, as the case shall be, may rely conclusively upon an opinion of independent legal counsel selected by such board or committee. The right to indemnification herein provided, shall not be exclusive of any other rights to which such director or officer may be lawfully entitled.

                                 ARTICLE TWELVE

     No contract or other transaction between this Corporation and any other association, firm or corporation shall in any way be affected or invalidated by the fact that any of the directors or officers of this corporation are pecuniarily or otherwise interested in any contract or transaction of this

Corporation, and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or confirm any such contract or transaction, and may vote thereat to authorize or confirm any such contract or transaction with like force and effect, as if he were not such director or officer of such corporation or not so interested; and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested.

                                ARTICLE THIRTEEN

     These Articles may be amended by a majority vote of the shareholders representing a majority of all the Class A shares issued and outstanding together with a majority vote of the shareholders representing a majority of all the Class B shares issued and outstanding, at any annual shareholders' meeting when the proposed amendment has been set out in the notice of such meeting.




                            FILED AND CERTIFICATE OF
                              INCORPORATION ISSUED
                                  MAY 13, 1970
                                 /s/ [illegible]
                      Corporation Dept. SECRETARY OF STATE